Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Hennessy Capital Investment Corp. VI (the “Company”) on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “Report”), I, Nicholas A. Petruska, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: March 28, 2024	By:	/s/ Nicholas A. Petruska
Nicholas A. Petruska
Executive Vice President, Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)